Toyota Business Highlights FY2014

TOYOTA FINANCIAL SERVICES



TOYOTA MOTOR SALES (TMS), U.S.A. INC. MONTHLY RESULTS

- The U.S. automobile SAAR figure for May 2014 came in at 16.8M units, up from 15.4M units in May 2013.
- TMS May 2014 sales totaled 216,315 units, up 17.0% from May 2013 volume.
- Corolla May 2014 sales volume rose 30.8% compared to May 2013 volume. Lexus IS sales rose 132.1% in May 2014 compared to May 2013 volume.
- North American production for FY2014 totaled 1,759,439 units, a volume increase of 4.9% from FY2013.



U.S. light vehicle seasonally adjusted annual rate (SAAR) and
Toyota Motor Sales (TMS), U.S.A. Inc. sales
May 2009 - May 2014
Seasonally adjusted annual rate (units in millions)
Toyota U.S. light vehicle sales (units in thousands)
18
16
14
12
10
8
6
300
250
200
150
100
50
0
May-09
Aug-09
Nov-09
Feb-10
May-10
Aug-10
Nov-10
Feb-11
May-11
Aug-11
Nov-11
Feb-12
May-12
Aug-12
Nov-12
Feb-13
May-13
Aug-13
Nov-13
Feb-14
May-14

Source: Toyota, Bloomberg, Ward's Automotive Group.
Toyota Division represents Toyota and Scion vehicle sales.
Scion sales for May 2014 totaled 6,181 units, down by 6.1% from May 2013 Scion volume.
TMS monthly results include fleet sales volume.

Toyota Motor Sales, U.S.A. Inc.
May 2014 unit sales



Toyota Division
Lexus
216,315
26,921

Toyota U.S. May 2014 unit sales - Toyota Division Top 5 makes



May-14
May-13

	May-13	May-14
Camry	39,216	49,584
Corolla	27,997	36,611
Prius	23,522	26,793
RAV4	20,780	23,465
Tacoma	14,727	13,876

Toyota U.S. May 2014 unit sales - Lexus Division Top 5 makes



May-14
May-13

	May-13	May-14
RX	8,714	9,476
ES	5,890	6,523
IS	1,897	4,403
GX	745	1,958
CT	1,623	1,762

TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

	Yen in millions	
TMC consolidated financial performance	**FY2013**	**FY2014**
Net Revenues	¥22,064,192	¥25,691,911
Operating Income (Loss)	1,320,888	2,292,112
Net Income attributable to TMC (Loss)	962,163	1,823,119
TMC Consolidated Balance Sheet		
Current Assets	¥13,784,890	¥15,717,706
Noncurrent finance receivables, net	6,943,766	8,102,294
Total Investments and other assets	7,903,422	9,976,175
Property, plant and equipment, net	6,851,239	7,641,298
Total Assets	¥35,483,317	¥41,437,473
Liabilities	¥22,710,461	¥26,218,486
Shareholders' equity	12,772,856	15,218,987
Total Liabilities and Shareholders' Equity	¥35,483,317	¥41,437,473
Operating Income (Loss) by geographic region		
Japan	¥576,335	¥1,510,165
North America	221,925	326,052
Europe	26,462	58,228
Asia	376,055	395,737
Other‡	133,744	42,568
Inter-segment elimination and/or unallocated amount	-13,633	-40,638

‡ "Other" consists of Central and South America, Oceania, Africa and the Middle East, etc.
Source: Toyota Motor Corporation company filings.



Production (units)	FY2013	FY2014
Japan	4,276,482	4,344,892
North America	1,676,689	1,759,439
Europe	368,930	506,556
Asia	1,923,390	1,938,155
Other‡	452,963	483,123

Sales (units)	FY2013	FY2014
Japan	2,278,796	2,365,410
North America	2,468,804	2,529,398
Europe	799,085	844,003
Asia	1,683,578	1,608,355
Other‡	1,640,401	1,768,867

TOYOTA MOTOR CREDIT CORPORATION (TMCC) FINANCIAL RESULTS

[] Our consolidated net income was $857 million in FY2014, compared to $1,331 million in FY2013. The decrease was primarily due to an increase of $444 million in depreciation on operating leases, an increase of $400 million in our interest expense driven by valuation losses on derivatives, an increase of $49 million in our provision for credit losses and a decline of $38 million in investment and other income, partially offset by an increase in total financing revenues of $153 million and a decline of $327 million in the provision for income taxes.

[] Market share in FY2014 increased to 66.2% from 63.6% in FY2013. Financing volume increased due primarily to an increased number of lease contracts and an increase in TMS subvention.

[] Net charge-offs as a percentage of average gross earning assets increased by
0.01% in FY2014 compared to FY2013.

[] Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets decreased by 0.01% in FY2014 compared to FY2013.

(1)TFS market share represents the percentage of total domestic TMS sales of new Toyota, Lexus and Scion vehicles financed by us, excluding non-Toyota/Lexus/Scion sales, sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.
(*)TMCC consumer portfolio includes TMCC and its consolidated subsidiaries

                                  U.S. dollars
                                  in millions
                           ====== ============
TMCC financial performance FY2013    FY2014
========================== ====== ============
Total financing revenues   $7,244     $7,397
Income before income taxes  2,155      1,354
Net Income                  1,331       857
Debt-to-Equity Ratio        10.4x      11.0x
========================== ====== ============

TFS - Market Share(1)

        FY2013 FY2014 FY2014 66.2%

FY2013 63.6%

TMCC - Percentage of contracts subvened

FY2013 FY2014
100% 91.8% 81.7% 80% 56.6% 59.1% 60% 40% 30.3% 27.2% 20% 0% New retail Used retail Lease contracts contracts contracts

TMCC - Vehicle financing volume

FY2013 FY2014

  800 700 thousands 703
  600 451 302 333 400 290 200 units in 0 New Used Lease retail retail contracts contracts contracts

TMCC - Consumer portfolio credit performance*

Net charge-offs as a percentage of average gross earning assets

          Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets 1.25% 1.00% 0.75% 0.50% 0.25% 0.00% FY2010
FY2011 FY2012 FY2013 FY2014

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

[] Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp.
(TCPR), and Toyota Credit Canada Inc. (TCCI)[] maintain direct rela[]onships with ins[]tu[]onal commercial paper investors through its Sales & Trading team, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.

[] For FY2014, TMCC and TCPR commercial paper programs ranged from approximately $23.4 billion to $28.3 billion with an average outstanding balance of $25.9 billion. As of March 31, 2014 the programs had a weighted average remaining maturity of 87 days.

([])TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.
([])TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.

       TMCC consolidated financial liabilities comparison $90 $80 8.2 Secured
7.0 notes & loans billions) $70 payable $60 $50 49.1 46.7 Unsecured  ($ notes &
loans
Amount $40 payable $30 $20 Commercial
       24.6 27.7 $10 Paper $0 3/31/2013 3/31/2014

(*)Figures above do not incorporate the Carrying Value Adjustments.

LET'S GO PLACES

[] In 2017, Toyota Financial Services plans to relocate its headquarters to
Plano, Texas in order to join Toyota Motor Sales, U.S.A., Inc.; Toyota Motor
Engineering & Manufacturing North America, Inc.; and Toyota Motor North America
as the Toyota affiliates unify their respective headquarters there to create a single, state-of-the-art Toyota headquarters and pursue the One Toyota vision in North America.
[] Continue to reference our Investor Relations site, www.toyotafinancial.com, for important information and filings.
Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the
Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.

The Toyota Financial
Services Sales & Trading
team engages in direct
dialogue with institutional
investors delivering a variety
of fixed income products to
meet our clients' investment
objectives and risk
tolerances. We focus on
providing simple, personal,
and proactive service in the
execution of all trades.

           Sales and Trading Contacts
Nicholas Ro                 Darren Marco
Sales & Trading Manager     Region Manager
(310) 468-7758              (310) 468-5330
nicholas_ro@toyota.com      darren_marco@toyota.com
Aaron Wright                Jason Katzen
Funding & Liquidity Analyst Funding & Liquidity Analyst
(310) 468-1366              (310) 468-3509
aaron_wright@toyota.com     jason_katzen@toyota.com

Please direct all inquiries to
(800) 292-1147 or email us at tfs_trading@toyota.com

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